EXHIBIT 10.1
THIRD AMENDMENT TO LEASE
     THIS THIRD AMENDMENT TO LEASE (the “Third Amendment”) is entered into as of this 25th day of February, 2008, by and between PLYMOUTH PROPERTIES REALTY LLC, a Delaware limited liability company, with an address in care of Great Point Investors LLC, Two Center Plaza, Suite 410, Boston, MA 02108 (“Landlord”), and ZAREBA SYSTEMS, INC., a Minnesota corporation, with an address of 13705 26th Avenue N., Suite 102, Plymouth, MN 55441-3644, formerly known as Water Instruments, Inc. (“Tenant”).
WITNESSETH:
     WHEREAS, Plymouth Properties Realty Corp., as landlord (“Predecessor”), and Tenant, entered into a Lease Agreement dated January 4, 2002, as amended by Amendment of Lease Agreement dated March 18, 2002, and by Amendment of Lease Agreement dated April 30, 2004 (the “Second Amendment”) (as amended, the “Lease”), whereby Tenant is leasing from Landlord approximately 6,895 rentable square feet of floor area (the “Existing Premises”) in the building commonly known as Annapolis Business Centre, 13705 26th Avenue N., Plymouth, Minnesota (the “Building”); and
     WHEREAS, Landlord has succeeded to the rights of Predecessor, as landlord under the Lease; and
     WHEREAS, Tenant has changed its name from “Water Instruments, Inc.” to “Zareba Systems, Inc.”; and
     WHEREAS, Tenant and Landlord have agreed to extend the Term of the Lease for a period of thirty-eight (38) months commencing on February 1, 2008 and expiring on March 31, 2011; and
     WHEREAS, Landlord and Tenant desire to amend the Lease, upon the terms and provisions set forth herein, to extend the Term as set forth herein, and to make other modifications to the terms and provisions of the Lease.
     NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Landlord and Tenant agree as follows:
     1. Capitalized terms not otherwise expressly defined herein shall have the meanings ascribed to them in the Lease. The term “Lease”, as used in the Lease shall include the Lease, as amended by this all amendments thereto, including this Third Amendment.
     2. (a) Tenant acknowledges that Predecessor has transferred its interest in the Lease, as landlord, to Landlord. As of November 1, 2004, all references in the

Lease to Predecessor and its address (including but not limited to Section 3(f) and Section 24 of the Lease) are hereby deleted and replaced with the following:
“Plymouth Properties Realty LLC
c/o Great Point Investors LLC
Two Center Plaza, Suite 410
Boston, MA 02108
Attn: Joseph A. Versaggi
with a copy to:
United Properties LLC
3500 American Boulevard West
Suite 200
Bloomington, MN 55431
Attn: Lisa Dongoske
Rent payments to be sent to:
(a) by regular mail to:
Plymouth Properties Realty LLC
14577 Collections Center Drive
Chicago, IL 60693
(b) by overnight mail to:
Bank of America Lockbox Services
14577 Collections Center Drive
Chicago, IL 60693”
                    (b) All references in the Lease to “Water Instruments, Inc.” are deleted in their entirety and replaced with, “Zareba Systems, Inc.”
     3. Term. Notwithstanding any provisions of the Lease to the contrary, the Term of the Lease shall expire on March 31, 2011.
     4. Base Rent. Paragraph 3(a) of the Lease, last amended by paragraph 3 of the Second Amendment, is further amended by adding the following rental schedule thereto:
               “(v) No Minimum Rent is due to Landlord for the months of February and March, 2008;
               (vi) For the period commencing on April 1, 2008 and expiring on March 31, 2009, the sum of $64,123.50 per annum, payable in equal monthly installments, in advance, of $5,343.63 per month;

               (vii) For the period commencing on April 1, 2009 and expiring on March 31, 2010, the sum of $66,047.21 per annum, payable in equal monthly installments, in advance, of $5,503.93 per month; and
               (vii) For the period commencing on April 1, 2010 and expiring on March 31, 2011, the sum of $68,028.62 per annum, payable in equal monthly installments, in advance, of $5,669.05 per month.”
     5. Acceptance of the Leased Premises. Tenant acknowledges that all “Landlord Work” as described in Section 5 of the Lease and in the Second Amendment has been completed to Tenant’s satisfaction, and all allowances provided for therein and in the Second Amendment, if any, have been paid in full and that Tenant accepts the Expansion Premises in its present “as is”, where is, with all faults condition.
     6. Tenant represents to Landlord that Tenant has not dealt with any broker or agent in connection with this Third Amendment, other than United Properties LLC (the “Broker”), and no broker or agent, other than the Broker, negotiated this Third Amendment. Tenant agrees to indemnify, defend and hold Landlord, its asset manager, its property manager and their respective employees, harmless from and against any claims for a fee or commission made by any broker or agent, other than the Broker, claiming to have acted by or on behalf of Tenant in connection with this Third Amendment.
     7. It is mutually agreed that all covenants, conditions and agreements set forth in the Lease, as amended hereby, shall remain binding upon the parties and inure to the benefit of the parties hereto and their respective permitted successors and assigns.
     8. Except as modified hereby, all other terms and conditions of the Lease shall remain unchanged and in full force and effect and are hereby ratified and confirmed by the parties hereto. Tenant represents and warrants to Landlord that (a) Tenant is not in default under any of the terms and provisions of the Lease, (b) Landlord is not in default in the performance of any of its obligations under the Lease, and (c) Tenant is unaware of any condition or circumstance which, with the giving of notice or the passage of time or both, would constitute a default by Landlord under the Lease. Tenant further acknowledges that Tenant has no defenses, offsets, liens, claims or counterclaims against Landlord under the Lease or against the obligations of Tenant under the Lease (including, without limitation, any rentals or other charges due or to become due under the Lease).
     9. Any inconsistencies or conflicts between the terms and provisions of the Lease and the terms and provisions of this Third Amendment shall be resolved in favor of the terms and provisions of this Third Amendment.
     10. This Third Amendment shall not be modified except in writing signed by both parties hereto.

     11. The submission of this Third Amendment shall not constitute an offer and this Third Amendment shall not be effective and binding unless and until fully executed and delivered by each of the parties hereto.
     12. Tenant represents and warrants for itself that all requisite organizational action has been taken in connection with this transaction, and the individuals signing on behalf of Tenant represent and warrant that they have been duly authorized to bind the Tenant by their signature. Landlord represents and warrants for itself that all requisite organizational action has been taken in connection with this transaction, and the individuals signing on behalf of Landlord represent and warrant that they have been duly authorized to bind the Landlord by their signature.
     13. This Third Amendment may be executed in counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one fully executed original Third Amendment, binding upon the parties hereto, notwithstanding that all of the parties hereto may not be signatories to the same counterpart. Additionally, telecopied signatures may be used in place of original signatures on this Third Amendment. Landlord and Tenant intend to be bound by the signatures on the telecopied document, are aware that the other party will rely on the telecopied signatures, and hereby waive any defenses to the enforcement of the terms of this Third Amendment based on the form of signature.
[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to be effective on the date first indicated above.
Landlord:
PLYMOUTH PROPERTIES REALTY LLC, a Delaware limited liability company

By:	/s/ Randolph L. Kazazian Name: Randolph L. Kazazian
Title: Manager
Tenant:
ZAREBA SYSTEMS, INC., a Minnesota corporation

By:	/s/ Jerry Grabowski
Name: Jerry Grabowski
Title: President and CEO

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